Exhibit 99.1

                For Release

December 6, 2007

                1:00 p.m. PT

Contacts:

Jim Brill

SVP, Finance and Chief Financial Officer

(818) 878-7900

On Assignment, Inc. Announces Appointment of New Director

Calabasas, CA, December 6, 2007 — On Assignment, Inc. (NASDAQ: ASGN), a diversified professional staffing firm providing flexible and permanent staffing solutions in specialty skills, including Laboratory/Scientific, Healthcare/Nursing/Physicians, Medical Financial, Information Technology and Engineering, announced today the appointment of Edward L. Pierce to its Board of Directors and Chair of its Audit Committee.  Mr. Pierce’s appointment fills existing vacancies resulting from the resignation of Ms. Teresa Hopp, who advised the Board on December 6, 2007 that she will resign to focus on her other board commitments.  In accordance with On Assignment’s bylaws, Mr. Pierce will hold office until the company’s 2009 annual meeting of the shareholders or until his successor is qualified and appointed or elected.

Mr. Pierce, 50, currently serves as the Executive Vice President and Chief Financial Officer of First Acceptance Corporation (NYSE: FAC).  During his extensive career he has held various financial management positions with public companies, including Executive Vice President, Chief Financial Officer and director for BindView Development Corporation (formerly NASDAQ: BVEW), a software development company and Executive Vice President, Chief Financial Officer and director of Metamor Worldwide Corporation (formerly NASDAQ: MMWW), an international IT services/staffing company.  Additionally, Mr. Pierce spent over ten years in public accounting with Arthur Andersen & Co.   Mr. Pierce received his B.S. in Accounting from Harding University.

In addition to satisfying the independence requirements of the Nasdaq Stock Market, On Assignment’s Board determined that Mr. Pierce is an audit committee financial expert, as that term is defined under the SEC rules.

Peter Dameris, President and Chief Executive Officer of On Assignment, Inc. said, “We are pleased to add Ed’s considerable skills and depth of experience to our Board.  His knowledge of the staffing industry, coupled with his extensive experience managing the financial and accounting responsibilities of public companies makes him ideally suited to join our Board and serve as Chair of the Audit Committee.  Additionally, Ed is well known to many veteran staffing industry investors and analysts.”

About On Assignment

On Assignment, Inc. is a diversified professional staffing firm providing flexible and permanent staffing solutions in specialty skills including Laboratory/Scientific, Healthcare/Nursing/Physicians, Medical Financial, Information Technology and Engineering. The corporate headquarters are located in Calabasas, California.  On Assignment, Inc. was founded in 1985 as On Assignment/Lab Support and went public in 1992.  The company’s branch network encompasses approximately 80 branch offices across the United States, United Kingdom, Netherlands, Ireland, Belgium and also provides physicians in Australia and New Zealand.

Safe Harbor

Certain statements made in this news release are “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and involve a high degree of risk and uncertainty.  Forward-looking statements include statements regarding the Company’s anticipated financial and operating performance in 2007.  All statements in this release, other than those setting forth strictly historical information, are forward-looking statements.  Forward-looking statements are not guarantees of future performance, and actual results might differ materially.  In particular, the Company makes no assurances that the estimates of revenues, gross margins or earnings per share set forth above will be achieved. Factors that could cause or contribute to such differences include actual demand for our services, our ability to attract, train and retain qualified staffing consultants, our ability to remain competitive in obtaining and retaining temporary staffing clients, the availability of qualified temporary nurses and other qualified temporary professionals, management of our growth, continued performance of our enterprise-wide information systems, and other risks detailed from time to time in our reports filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2006, as filed with the SEC on March 16, 2007.  We specifically disclaim any intention or duty to update any forward-looking statements contained in this news release.